Exhibit 99.1

Footnotes to Form 4

(1)
The shares of common stock were sold pursuant to the underwriters’ exercise of their over-allotment option in connection with a public offering of the common stock of the Issuer pursuant to the prospectus dated August 11, 2022, and accompanying registration statement on Form S-1 (File No. 333-266635). The shares were sold at a price per share equal to the public offering price, net of underwriting discounts and commissions.

(2)
Represents shares of common stock sold by the following entities: (i) 46,570 shares of common stock sold by Advent International GPE VIII Limited Partnership; (ii) 56,189 shares of common stock sold by Advent International GPE VIII-B-1 Limited Partnership; (iii) 41,895 shares of common stock sold by Advent International GPE VIII-B-2 Limited Partnership; (iv) 65,419 shares of common stock sold by Advent International GPE VIII-B-3 Limited Partnership; (v) 157,908 shares of common stock sold by Advent International GPE VIII-B Limited Partnership; (vi) 25,790 shares of common stock sold by Advent International GPE VIII-C Limited Partnership; (vii) 22,054 shares of common stock sold by Advent International GPE VIII-D Limited Partnership; (viii) 6,535 shares of common stock sold by Advent International GPE VIII-F Limited Partnership; (ix) 57,905 shares of common stock sold by Advent International GPE VIII-H Limited Partnership; (x) 53,845 shares of common stock sold by Advent International GPE VIII-I Limited Partnership; (xi) 52,915 shares of common stock sold by Advent International GPE VIII-J Limited Partnership (the funds set forth in the foregoing clauses (i)-(xi), the “Advent VIII Luxembourg Funds”); (xii) 109,238 shares of common stock sold by Advent International GPE VIII-A Limited Partnership; (xiii) 24,563 shares of common stock sold by Advent International GPE VIII-E Limited Partnership; (xiv) 41,661 shares of common stock sold by Advent International GPE VIII-G Limited Partnership; (xv) 22,336 shares of common stock sold by Advent International GPE VIII-K Limited Partnership; (xvi) 22,562 shares of common stock sold by Advent International GPE VIII-L Limited Partnership (the funds set forth in the foregoing clauses (xii)-(xvi), the “Advent VIII Cayman Funds”); (xvii) 1,843 shares of common stock sold by Advent Partners GPE VIII Limited Partnership; (xviii) 10,732 shares of common stock sold by Advent Partners GPE VIII Cayman Limited Partnership; (xix) 2,296 shares of common stock sold by Advent Partners GPE VIII-A Limited Partnership; (xx) 1,430 shares of common stock sold by Advent Partners GPE VIII-A Cayman Limited Partnership; (xxi) 18,857 shares of common stock sold by Advent Partners GPE VIII-B Cayman Limited Partnership (the funds set forth in the foregoing clauses (xvii)-(xxi), the “Advent VIII Partners Funds”); and (xxii) 432,457 shares of common stock sold by Noosa Holdco, L.P. (“Noosa LP” and, together with the Advent VIII Luxembourg Funds, the Advent VIII Cayman Funds and the Advent VIII Partners Funds, the “Advent Funds”).

Exhibit 99.1

(3)
Following the reported transactions, Advent International Corporation (“Advent”) manages funds that collectively own 53,762,154 shares of common stock of the Issuer, which are represented as follows: (i) 1,963,707 shares of common stock held by Advent International GPE VIII Limited Partnership; (ii) 2,369,305 shares of common stock held by Advent International GPE VIII-B-1 Limited Partnership; (iii) 1,766,548 shares of common stock held by Advent International GPE VIII-B-2 Limited Partnership; (iv) 2,758,471 shares of common stock held by Advent International GPE VIII-B-3 Limited Partnership; (v) 6,658,444 shares of common stock held by Advent International GPE VIII-B Limited Partnership; (vi) 1,087,476 shares of common stock held by Advent International GPE VIII-C Limited Partnership; (vii) 929,956 shares of common stock held by Advent International GPE VIII-D Limited Partnership; (viii) 275,565 shares of common stock held by Advent International GPE VIII-F Limited Partnership; (ix) 2,441,639 shares of common stock held by Advent International GPE VIII-H Limited Partnership; (x) 2,270,460 shares of common stock held by Advent International GPE VIII-I Limited Partnership; (xi) 2,231,230 shares of common stock held by Advent International GPE VIII-J Limited Partnership; (xii) 4,606,154 shares of common stock held by Advent International GPE VIII-A Limited Partnership; (xiii) 1,035,718 shares of common stock held by Advent International GPE VIII-E Limited Partnership; (xiv) 1,756,695 shares of common stock held by Advent International GPE VIII-G Limited Partnership; (xv) 941,822 shares of common stock held by Advent International GPE VIII-K Limited Partnership; (xvi) 951,370 shares of common stock held by Advent International GPE VIII-L Limited Partnership; (xvii) 77,692 shares of common stock held by Advent Partners GPE VIII Limited Partnership; (xviii) 452,511 shares of common stock held by Advent Partners GPE VIII Cayman Limited Partnership; (xix) 96,806 shares of common stock held by Advent Partners GPE VIII-A Limited Partnership; (xx) 60,286 shares of common stock held by Advent Partners GPE VIII-A Cayman Limited Partnership; (xxi) 795,122 shares of common stock held by Advent Partners GPE VIII-B Cayman Limited Partnership; and (xxii) 18,235,177 shares of common stock held by Noosa LP. The amount reported in column 5 includes an aggregate of 2,502,975 shares of common stock of the Issuer that the Advent Funds may be entitled to receive upon the forfeiture of shares of restricted common stock currently held by certain directors and employees of the Issuer pursuant to a pre-set formula set forth in the Second Amended and Restated Agreement of Limited Partnership of Sovos Brands Limited Partnership, as amended.

(4)
Noosa LP is beneficially owned by the following funds: (a) Advent International GPE VII Limited Partnership, Advent International GPE VII-B Limited Partnership, Advent International GPE VII-C Limited Partnership, Advent International GPE VII-D Limited Partnership, Advent International GPE VII-F Limited Partnership, and Advent International GPE VII-G Limited Partnership (the funds set forth in the foregoing clause (a), the “Advent VII Luxembourg Funds”); (b) Advent International GPE VII-A Limited Partnership, Advent International GPE VII-E Limited Partnership and Advent International GPE VII-H Limited Partnership (the funds set forth in the foregoing clause (b), the “Advent VII Cayman Funds”); and (c) Advent Partners GPE VII Limited Partnership, Advent Partners GPE VII Cayman Limited Partnership, Advent Partners GPE VII-A Limited Partnership, Advent Partners GPE VII-A Cayman Limited Partnership, Advent Partners GPE VII-B Cayman Limited Partnership, Advent Partners GPE VII 2014 Limited Partnership, Advent Partners GPE VII-A 2014 Limited Partnership, Advent Partners GPE VII 2014 Cayman Limited Partnership and Advent Partners GPE VII-A 2014 Cayman Limited Partnership (the funds set forth in the foregoing clause (c), the “Advent VII Partners Funds” and, together with the Advent VII Luxembourg Funds and the Advent VII Cayman Funds, the “Advent VII Funds”). The Advent VII Funds have ownership interests in Noosa LP and its general partner, Noosa GP, Inc., but none of the Advent VII Funds has voting or dispositive power over any shares.

GPE VIII GP S.à.r.l. is the general partner of the Advent VIII Luxembourg Funds. GPE VIII GP Limited Partnership is the general partner of the Advent VIII Cayman Funds. AP GPE VIII GP Limited Partnership is the general partner of the Advent VIII Partners Funds. Advent International GPE VIII, LLC is the manager of GPE VIII GP S.à.r.l. and the general partner of each of GPE VIII GP Limited Partnership and AP GPE VIII GP Limited Partnership. GPE VII GP S.à.r.l. is the general partner of the Advent VII Luxembourg Funds. GPE VII GP Limited Partnership is the general partner of the Advent VII Cayman Funds. Advent International GPE VII, LLC is the manager of GPE VII GP S.à.r.l. and is the general partner of GPE VII GP Limited Partnership and each of the Advent VII Partners Funds.

Exhibit 99.1

Advent is the manager of Advent International GPE VIII, LLC and may be deemed to have voting and dispositive power over the shares held by the Advent VIII Luxembourg Funds, the Advent VIII Cayman Funds and the Advent VIII Partners Funds, and is the manager of Advent International GPE VII, LLC and may be deemed to have voting and dispositive power over the shares held by the Advent VII Luxembourg Funds, the Advent VII Cayman Funds, the Advent VII Partners Funds and Noosa LP.

(5)
The Reporting Person is a Principal of Advent and may have limited partner or other interests in one or more of the entities described herein. The Reporting Person disclaims Section 16 beneficial ownership of the shares reported herein except to the extent of his pecuniary interest therein, if any, and the inclusion of these shares in this report shall not be deemed an admission of beneficial ownership of all the reported shares for purposes of Section 16 or any other purpose.